UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 6, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

Title of each class	Name of each exchange on which registered	Ticker Symbol
Common stock, $0.01 par value	New York Stock Exchange	ALK

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 7.01.  Regulation FD Disclosure

Alaska Air Group, Inc. (Air Group) continues to experience demand that is 80% or more below normal levels as a result of the COVID-19 outbreak. In recent weeks we have moved quickly to dramatically reduce capacity, pull down costs, cull cash expenditures and access financing. Today we are updating our capacity reduction plans to reflect 80% cuts in both April and May. We plan to update capacity reductions for June and beyond in the future. However, given current trends and circumstances, it is our expectation that sizable cuts will be necessary for the coming months.

On April 3, 2020 Alaska Airlines, Inc. and Horizon Air Industries, Inc. (both as wholly-owned subsidiaries of Air Group) applied for payroll support grants under the Coronavirus Aid, Relief and Economic Security Act (CARES Act). Additionally, McGee Air Services, Inc., a ground services subsidiary of Alaska Airlines, also applied for payroll support grants. Given the uncertainty about when demand may bottom out and when a recovery may begin, the CARES Act payroll support grants will be critical as we weather the challenging months ahead.

As of April 6, 2020 Air Group had unrestricted cash and short-term investments of approximately $2.0 billion.

Prior to the COVID-19 outbreak, we shared our intention to introduce the investor community to our Owners’ Manual as part of our May 7, 2020 Shareholders Meeting webcast. This manual provides insights on our management philosophy, financial targets and capital allocation goals. Given the unprecedented situation we are in, we are delaying the introduction of the Owners’ Manual to a future date. While we are focused on the extraordinary challenges at hand in the near term, our philosophy of managing the business for the long-term remains unchanged and we believe that our Owners’ Manual will be a useful tool to share with investors when circumstances have stabilized.

In accordance with General Instruction B.2 of Form 8-K, the information under this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01  Financial Statements and Other Exhibits

(d) Exhibits.

104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: April 6, 2020

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President Finance and Controller